Exhibit  1


                       TRUSTEE'S DISTRIBUTION STATEMENT


To the Holders of:
Corporate Backed Trust Certificates, Bristol-Myers Squibb Debenture-Backed Series 2002-18
*CUSIP:   21988G346     Class   A-1
          21988GCB0     Class   A-2A
          21988GCC8     Class   A-2B

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 1, 2004.

INTEREST ACCOUNT
----------------

Balance as of August 1, 2003..................................           $0.00
         Scheduled Income received on securities..............     $865,562.50
         Unscheduled Income received on securities............           $0.00

LESS:
         Distribution to Class A-1 Holders....................    -$786,875.00
         Distribution to Class A-2A Holders...................     -$78,687.50
         Distribution to Class A-2B Holders...................          -$0.00
         Distribution to Depositor............................          -$0.00
         Distribution to Trustee..............................          -$0.00
Balance as of February 1, 2004................................           $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of August 1, 2003..................................           $0.00
         Scheduled principal payment received on securities...           $0.00

LESS:
       Distribution to Holders................................          -$0.00
Balance as of February 1, 2004................................           $0.00


               UNDERLYING SECURITIES HELD AS OF February 1, 2004

       Principal Amount                      Title of Security
       ----------------                      -----------------
         $25,180,000           Bristol-Myers Squibb Company 6.875% Debentures
                               due August 1, 2097
                               *CUSIP:  110122AC2

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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